Exhibit 10.3

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT is made and entered into this 14th day of September, 2007, by and between MOVIE GALLERY US, LLC, a Delaware limited liability company (the “Company”), and JEFFREY S. STUBBS (the “Employee”).

WITNESSETH:

WHEREAS, the Company and Employee entered into that certain Executive Employment Agreement, dated August 1, 2007 (the “Agreement”), providing for the employment of Employee as President of Retail Operations;

NOW, THEREFORE, for good and valuable consideration, the parties hereby agree to amend the Agreement as follows:

1. Section 2F of the Agreement is hereby removed and deleted in its entirety, and a new Section 2F is hereby added in its place and stead as follows:

“F. Constructive Termination means a separation from service with the Company during the Term due to Employee’s resignation within a period of two years after the occurrence of one of the following without Employee’s consent: (i) a material diminution in Employee’s base salary or target annual bonus, (ii) a material diminution in Employee’s authority, duties or responsibilities from those in which Employee was engaged as President of Retail Operations of the Company on the Effective Date, (iii) a material change in the primary geographic location at which Employee provides services to the Company, or (iv) any material breach by the Company of this Agreement; provided, however that any such event shall constitute Constructive Termination only if (i) Employee provides initial notice of the Constructive Termination event to the Company within 90 days after the date of the event giving rise to Constructive Termination and (ii) the Company fails to cure the event giving rise to the Constructive Termination within 30 days after its receipt of Employee’s initial notice of such event.”

2. Section 2Q of the Agreement is hereby removed and deleted in its entirety, and a new Section 2Q is hereby added in its place and stead as follows:

“Q. Triggering Event means Employee’s separation from service with the Company during the Term due to (i) a Termination Without Cause or (ii) a Constructive Termination.”

3. This amendment shall be effective as of the date set forth above.

4. In all other respects, the Agreement is hereby ratified and affirmed.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Employment Contract on the day and year first above written.

Movie Gallery US, LLC

/s/ Martha Compton	/s/ S. Page Todd
Witness	S. Page Todd
Executive Vice President, General Counsel, Secretary & Chief Compliance Officer

/s/ Martha Compton	/s/ Jeffrey S. Stubbs
Witness	Jeffrey S. Stubbs